Exhibit 10.9

SECOND AMENDED AND RESTATED SECURITY AGREEMENT

SECOND AMENDED AND RESTATED SECURITY AGREEMENT (this “Security Agreement”) dated as of February 5, 2003 made by each of the entities listed on the signature pages hereto, jointly and severally, (each referred to individually herein as a “Grantor,” and collectively, the “Grantors”), in favor of FORD MOTOR CREDIT COMPANY (the “Agent”), as agent for the lenders (the “Lenders”) under the Credit Agreement defined below. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to such terms in the Credit Agreement defined below.

PRELIMINARY STATEMENTS:

On August 10, 2000, Ford Credit and Chrysler Financial made a loan (the “Loan”) to Borrower in the principal amount of $500,000,000.00, pursuant to the terms of the Credit Agreement dated as of August 10, 2000. Thereafter, the parties agreed to increase the principal amount of such loan to $600,000,000.00 and to add Toyota Credit as a Lender pursuant to the Amended and Restated Credit Agreement dated as of June 20, 2001 (Ford Credit, Chrysler Financial and Toyota Credit referred to as the “Original Lender”). Further, the parties entered into an Amendment to Credit Agreement dated August 15, 2001 that provided for converting the interest rate on a portion of the principal balance on the Loan to a fixed rate and an Amendment to Credit Agreement dated April 11, 2002 that eliminated the fixed rate conversion and allowed a certain portion of the Loan available for Letters of Credit (collectively, the “Original Credit Agreement”).

Now the parties wish to decrease the principal balance of the Loan to $500,000,000.00, add Bank of America as a Lender under the Credit Agreement and incorporate the terms of the foregoing Amendments, all as set forth in the Second Amended and Restated Credit Agreement dated as of even date herewith (the “Credit Agreement”).

As a condition, among others, to the Lenders’ willingness to enter into and the Original Credit Agreement, the Original Lenders required that certain Subsidiaries (as defined in the Original Credit Agreement) existing at the time of the Original Credit Agreement (collectively, the “Original Grantors”), jointly and severally, execute and deliver a guaranty agreement (collectively, the “First Guaranties”), and a security agreement (collectively, the “Original Security Agreements”) pursuant to which, among other things, each such Original Grantor agreed to guaranty the Obligations of Borrower under the Notes (as defined in the Original Credit Agreement) and the Original Credit Agreement; and

Under the terms of the Original Credit Agreement, any new Dealership Guarantor acquired by Borrower in a Permitted Acquisition was and is required to guaranty each of the Obligations and execute a guaranty and a security agreement in a form acceptable to the Original Lenders; and

From the date of the Original Credit Agreement to the date hereof, Borrower made several Permitted Acquisitions and each of the entities acquired or created by Borrower in connection with such Permitted Acquisitions (collectively, the “Additional Grantors,” and together with Original Grantors, “Grantors” as defined in the first paragraph hereof) guaranteed the Obligations and executed a guaranty (all referred to together with the First Guaranties as the “Original Guaranty”), a security agreement (all referred to together with the First Security Agreement as the “Original Agreement”); and

As a condition of the decrease of the Loan and the addition of Bank of America as a Lender , the Lenders have required that Borrower execute the Credit Agreement, and the Notes (as defined in the Credit Agreement; and

It is a condition precedent to the making of Advances under the Credit Agreement, that each Grantor reaffirms its obligations under the Original Guaranty and agrees to guaranty the Increase by executing and delivering the Reaffirmation of Guaranty dated as of February 5, 2003 (referred to together with the Original Guaranty as the “Guaranty”) and that each Grantor confirms that the security interests granted pursuant to the Credit Agreement secure Loan; and

NOW, THEREFORE, in consideration of the premises and in order to induce each Lender consent to the addition of Bank of America as a Lender, decrease the Loan and make further Advances under the Credit Agreement, each Grantor hereby agrees with Agent, for the benefit of the Lenders, that Grantor’s obligations under the Original Agreement are hereby reaffirmed and the Original Agreement hereby amended and restated in its entirety as follows:

SECTION 1. Grant of Security.  Grantor hereby assigns and pledges to Agent, for the benefit of the Lenders, and hereby grants to Agent, for the benefit of the Lenders, a security interest in, all of its respective right, title and interest in and to the following, whether now owned or hereafter acquired (the “Collateral”):

(A)     all equipment in all of its forms, including furniture, machinery, service vehicles, supplies and other equipment (the “Equipment”);

(B)     all inventory in all of its forms, including motor vehicles, tractors, trailers, service parts and accessories and other inventory (“Inventory”);

(C)     all accounts, contract rights, chattel paper, instruments, notes, letters of credit, documents, documents of title, investment property, deposit accounts, other bank accounts, general intangibles, tax refunds and other obligations of third persons of any kind, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods, the rendering of services or otherwise, and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, notes, letters of credit, documents, documents of title, investment property, deposit accounts, other bank accounts, general intangibles, tax refunds or obligations of third persons (any and all such accounts, contract rights, chattel paper, instruments, notes, letters of credit, documents, documents of title, investment property, deposit accounts, other bank accounts, general intangibles, tax refunds and obligations of third persons being the “Receivables”, and any and all such leases, security agreements and other contracts being the “Related Contracts”);

(D)     all of the Grantor’s governmental approvals and authorizations to the maximum extent permitted by applicable law;

(E)     all property and interests in property of the Grantor now or hereafter coming into the actual possession, custody or control of the Agent or a Lender in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise);

(F)      leasehold interests in and fixtures located on any real property;

(G)     all security entitlements;

(H)     all intellectual property;

(I)       all goods; and all computer hardware and software;

(J)       all present and future Commercial Tort Claims;

(K)     Electronic Chattel Paper, Letter-of-Credit Rights, Payment Intangibles, Supporting Obligations and Tangible Chattel Paper;

(L)      records and other books and records relating to the foregoing; and

(M)    all accessions and additions to, substitutions for, and replacements, products and proceeds of any of the foregoing (including, without limitation, proceeds which constitute property of the types described in clauses (A) through (L) of this Section 1 and, to the extent not otherwise included, all (i) payments under insurance (whether or not the Lender is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (ii) cash.

Provided that the term “Collateral” shall exclude (i) any contract rights (other than any contract rights pursuant to a franchise agreement between Grantor and an automobile manufacturer), equity interests or general intangibles of the Grantor or owned by the Grantor to the extent the Grantor may not grant a security interest in the same without breach of the terms thereof and (ii) unless the relevant automobile manufacturer grants its consent thereto, any contract rights, equity interests or general intangibles related to a franchise agreement, framework agreement or other agreement with an automobile manufacturer if the granting of the foregoing security interest would permit such automobile manufacturer to terminate or materially alter or exercise other remedial rights in respect of such franchise agreement, framework agreement or other agreement with the Grantor, provided that Grantor shall use its commercially reasonable efforts to obtain agreements from the relevant manufacturers (a) permitting the grant of a security interest described in Subsection (i) above and (b) granting the consent described in Subsection (ii) above (“Excluded Collateral”).

It is hereby acknowledged that certain of the franchise agreements, framework agreements and/or other agreements between the various automobile manufacturers and the Grantor may contain (i) restrictions on the ability of Grantor to transfer its ownership interest in any Sonic Dealership without the consent of the relevant automobile manufacturer, (ii) provisions giving the automobile manufacturer a right of first refusal over any proposed sale or transfer of the ownership interests in any Sonic Dealership or any portion of the assets of any Sonic Dealership (provided, however, that for the purposes of this acknowledgment, the interpretation of the Agent and the Lenders is that “transfer” does not include the granting of a security interest in assets other than ownership interests in a Sonic Dealership and contract rights under franchise agreements), and (iii) requirements that under certain circumstances (including, without limitation, upon termination of the relevant franchise agreement) the Grantor must sell certain property (consisting primarily of a particular manufacturer’s vehicles, parts, accessories, signs, tools and other similar items) to the manufacturer free and clear of any liens and encumbrances. It is understood and agreed that the existence or occurrence of any of the foregoing shall not result in a breach of or default under this Agreement, provided, however, that it is understood that for purposes of this acknowledgment, the interpretation of the Agent and the Lenders is that nothing contained in clause (iii) of the preceding sentence may be construed as invalidating the Liens in the Collateral.

Notwithstanding anything contained in the two immediately preceding paragraphs, any proceeds (whether in the form of cash, property, debt or other tangible or intangible rights or assets) that Borrower or any Grantor receives from, under or in connection with any contract rights, equity interests, general intangibles, franchise agreements, framework agreements or other agreements with any automobile manufacturer that Agent and the Lenders have agreed to exclude from the definition of Collateral under the two immediately preceding sentences shall be included in the definition of Collateral.

To the extent that the Agent or the Lenders has obtained a Lien on any of the Excluded Collateral such Lien is hereby null and void.

Unless otherwise defined in this Section 1 or in the Credit Agreement, terms used in this Section 1 and within this Agreement that are also defined in Article 9 of the UCC have the same meaning as set forth in the UCC.

SECTION 2.           Security for Obligations.  This Agreement secures the payment of (i) all obligations of the Borrower now or hereafter existing under the Credit Agreement (including, without limitation, the Revolving Credit Obligations) and the Notes, (ii) all obligations of Grantor now or hereafter existing under the Guaranty, whether for principal, interest, fees, expenses or otherwise, and (ii) all obligations of Grantor hereafter existing under this Agreement (all such obligations of the Grantors and the Borrower being the “Obligations”). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by Grantor to Lender under the Credit Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Grantor or the Borrower.

SECTION 3.           Grantors Remain Liable.  Anything herein to the contrary notwithstanding, (i) Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its respective duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Agent of any of the rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (iii) neither Agent nor the Lenders shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Agent or the Lenders be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 4.           Representations and Warranties.  Grantor represents and warrants as follows:

(A)     All of its Equipment and Inventory is located at the places specified on Exhibit A hereto. The chief place of business and chief executive office of Grantor and the office where the Grantor keeps its records concerning the Receivables, and the originals of all chattel paper that evidence Receivables, are located at the address specified in Section 16.

except for that portion of the Receivables constituting BHPH Collateral (as defined in the Agreement), none of the Receivables is evidenced by a promissory note or other instrument.

(B)     Grantor is the legal and beneficial owner of its respective Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for (i) the security interest created by this Agreement, and (ii) any security interests consented to by the Required Lenders (as defined in the Credit Agreement) (collectively, the “Permitted Liens”). Other than financing statements with respect to Permitted Liens, no effective financing statement or other document similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Lender relating to this Agreement.

(C)     Grantor has exclusive possession and control of its Equipment and Inventory.

(D)     Subject to the Permitted Liens, this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken or are being taken substantially contemporaneously with the execution and deliver of this Agreement.

(E)     No consent of any other person or entity and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the grant by the Grantor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by the Grantor, (ii) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest) or (iii) for the exercise by Agent (for the benefit of the Lenders) of its rights and remedies hereunder, in each case, except for (a) filings made or to be made with respect to Agent’s security interest in the Collateral, and (b) those that have been made, obtained or given.

(F)     There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

(G)     Grantor has, independently and without reliance upon either Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

SECTION 5.           Further Assurances.  (A) Grantor agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Agent (acting for the benefit of the Lenders) to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Grantor hereby irrevocably authorizes Agent at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto that (i) indicate the Collateral (a) as all assets of Grantor, or words of similar effect, or (b) as being of an equal or lesser scope or within greater detail, and (ii) contain any other information required by Part 5 of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including the type of organization and the organizational identification number issued to Grantor. Without limiting the generality of the foregoing, Grantor will upon such request: (1) mark conspicuously each chattel paper included in the Receivables and each Related Contract and, at the request of Agent, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to Agent, indicating that such document, chattel paper, Related Contract or Collateral is subject to the security interest granted hereby; (2) if any Receivable shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to Agent (for the benefit of the Lenders) hereunder such note or instrument or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Agent; and (3) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Lender may request, in order to perfect and preserve the security interest granted or purported to be granted hereby.

(B)     Grantor hereby authorizes Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without its signature where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(C)     Grantor will furnish to Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in reasonable detail.

(D)     Grantor shall promptly (i) notify Agent, in writing, of the existence of any Collateral consisting of deposit accounts, investment property, Letter-of-Credit Rights, which in the aggregate exceed $15,000,000.00, or Electronic Chattel Paper and shall, upon the reasonable request of Agent, promptly execute such other documents, and do such other acts or things deemed appropriate by Agent to deliver to Agent control with respect to such Collateral; provided, however, that the Grantor is only obligated to take action pursuant to this Section 5(d)(i) with respect to Letter-of-Credit Rights that exceed $15,000,000.00, in aggregate, (ii) with respect to Collateral in the possession of a third party, other than certificated securities and goods covered by a document, an acknowledgment from the third party that it is holding the Collateral for benefit of the Agent; and (iii) promptly notify Agent, in writing, upon incurring or otherwise obtaining a Commercial Tort Claim in excess of One Million Dollars ($1,000,000.00) after the date hereof against any third party, and upon the request of Agent, will promptly enter into an amendment to this Agreement, and do such other acts or things deemed appropriate by .Agent to give Agent a security interest in such Commercial Tort Claim.

SECTION 6.           As to Equipment and Inventory.  (A) Grantor shall keep its Equipment and Inventory at the location referred to in Section 4(a) or, upon 30 days’ prior written notice to Agent, at such other places in jurisdictions where all action required by Section 5 shall have been taken with respect to its Equipment and Inventory.

(B)     Grantor shall cause the Equipment owned by it to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer’s manual, and shall forthwith, or in the case of any loss or damage to any of the Equipment as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements, and other improvements in connection therewith which are necessary or desirable to such end. Grantor shall promptly furnish to Agent a statement respecting any material loss or damage to any of its Equipment or Inventory.

(C)     Grantor shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims against, its Equipment or Inventory.

SECTION 7. Insurance.  (A)    Grantor shall, at its own expense, maintain insurance with respect to its Equipment and Inventory in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to Agent from time to time. Each policy for liability insurance shall provide for all losses to be paid on behalf of Agent (for the benefit of the Lenders) and the Grantor as their respective interests may appear and each policy for property damage insurance shall provide for all losses to be paid directly to Agent (for the benefit of the Lenders). Each such policy shall in addition (i) name the Grantor and Agent (for the benefit of the Lenders) as insured parties thereunder (without any representation or warranty by or obligation upon Agent) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to Agent (for the benefit of the Lenders) notwithstanding any action, inaction or breach of representation or warranty by the Grantor, (iii) provide that there shall be no recourse against Agent or the Lenders for payment of premiums or other amounts with respect thereto and (iv) provide that at least ten days’ prior written notice of cancellation or of lapse shall be given to Agent by the insurer. Grantor shall, if so requested by Agent, deliver to Agent original or duplicate policies of such insurance and, as often as Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further Grantor shall, at the request of Agent, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 5 and cause the insurers to acknowledge notice of such assignment.

(B)     Upon the occurrence and during the continuance of an Event of Default, all insurance payments in respect of such Equipment or Inventory shall be paid to and applied by Agent as specified in Section 13(B).

SECTION 8. As to Receivables.  (A) Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Receivables, and the originals of all chattel paper that evidence Receivables, if any, at the location therefor referred to in Section 4(a) or, upon 30 days’ prior written notice to Agent, at any other locations in the United States of America in a jurisdiction where all action required by Section 5 shall have been taken with respect to the Receivables. Grantor will hold and preserve such records and chattel paper and will permit representatives of Agent or any Lender at any time during normal business hours to inspect and make abstracts from such records and chattel paper. Grantor shall not change its name, identity or corporate structure to such an extent that any financing statement filed in connection with this Agreement would become seriously misleading, unless the Grantor shall have given Agent at least 30 days prior written notice thereof and prior to effecting any such change, taken such steps, at Grantor’s expense, as Agent may deem necessary or desirable to continue the perfecting and priority of the liens in favor of Agent (for the benefit of the Lenders) granted in connection herewith.

(B)     Except as otherwise provided in this Subsection (B), the Grantor shall continue to collect, at its own expense, all amounts due or to become due the Grantor under the Receivables. In connection with such collections, the Grantor may take (and, at the Agent’s direction, shall take) such action as the Grantor or the Agent may reasonably deem necessary or advisable to enforce collection of the Receivables; provided, however, that the Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default or an Unmatured Default and upon written notice to the Grantor or its intention to do so, to notify the account debtors or obligors under any Receivables of the assignment of such

Receivables to the Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Grantor thereunder directly to the Agent and, upon such notification and at the expense of the Grantor, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Grantor might have done. After receipt by the Grantor of the notice from the Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments) received by the Grantor in respect of the Receivables shall be received in trust for the benefit of the Agent hereunder, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Agent in the same form as so received (with any necessary endorsement) to be held as cash collateral and either (a) released to the Grantor so long as no Event of Default shall have occurred and be continuing or (b) if any Event of Default shall have occurred and be continuing, applied as provided by Section 13(B), and (ii) the Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon, except in the ordinary course of business consistent with past practice.

SECTION 9.           Transfers and Other Liens.  Grantor may not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interest under this Agreement and Liens permitted under the Credit Agreement.

SECTION 10.        Agent Appointed Attorney-in-Fact.  Grantor hereby irrevocably appoints Agent Grantor’s attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor, the Lenders or otherwise, from time to time in Agent’s discretion, to take any action and to execute any instrument which Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(A)     to obtain and adjust insurance required to be paid to Agent pursuant to Section 7,

(B)     to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral,

(C)     to receive, indorse, and collect any drafts or other instruments, documents and chattel paper, in connection therewith, and

(D)     to file any claims or take any action or institute any proceedings which Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Agent or the Lenders with respect to any of the Collateral.

SECTION 11.        Agent May Perform.  If Grantor fails to perform any agreement contained herein, Agent may itself perform, or cause performance of, such agreement, and the expenses of Agent or the Lenders incurred in connection therewith shall be payable by the Grantors under Section 14(B).

SECTION 12.        Agent’s Duties.  The powers conferred on Agent hereunder are solely to protect its interest (in its capacity as agent on behalf of the Lenders) in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Agent accords its own property.

SECTION 13.         Remedies.  If any Event of Default shall have occurred and be continuing:

(A)     Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code, and all amendments, restatements, modifications and supplements thereto, in effect in the State of North Carolina at that time (the “UCC”) (whether or not the UCC applies to the affected Collateral), and also may (i) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to Agent at a place to be designated by Agent which is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Agent’s or the Lenders’ offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Agent may deem commercially reasonable. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(B)     Any cash held by Agent as Collateral and all cash proceeds received by Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Agent, be held by Agent as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to Agent or the Lenders pursuant to Section 14) in whole or in part by Agent against, all or any part of the Obligations in such order as Agent shall elect. Any surplus of such cash or cash proceeds held by Agent and remaining after payment in full in cash of all the Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.

SECTION 14.        Indemnity and Expenses.  (A) Grantor agrees to indemnify Agent and the Lenders from and against any and all claims, losses and liabilities (including reasonable attorneys’ fees) growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Lender’s gross negligence or willful misconduct.

(B)     Grantor shall be liable to Agent and the Lenders for the amount of any and all reasonable expenses, including the reasonable fees and expenses of its in-house and external counsel and of any experts and agents, which Agent or the Lenders may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii)

the exercise or enforcement of any of the rights of Agent or the Lenders hereunder or (iv) the failure by Grantor to perform or observe any of the provisions hereof.

(C)     Notwithstanding anything else in this Agreement to the contrary, no party shall have any obligation to reimburse any person for attorneys’ fees and expenses unless such fees and expenses are (i) reasonable in amount, (ii) determined without reference to any statutory presumption and (iii) calculated using the actual time expended and the standard hourly rate for the attorneys and paralegals performing the tasks in question and the actual out-of-pocket expenses incurred.

SECTION 15.        Amendments, Etc.  Except as otherwise provided in Section 7.1 (B) of the Credit Agreement, no amendment or waiver of any provision of this Agreement, and no consent to any departure by Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 16.        Addresses for Notices.  All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Grantor, at its address at 6415 Idlewild Road, Suite 109, Charlotte, North Carolina 28212, if to Agent, at its address specified in the Credit Agreement; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall be effective, upon receipt, or in the case of (i) notice by mail, five days after being deposited in the United States mails, first class postage prepaid, (ii) notice by overnight courier, one business day after being deposited with a national overnight courier service, (iii) notice by telex, when telexed against receipt of answer back or (iv) notice by facsimile copy, when transmitted against mechanical confirmation of successful transmission.

SECTION 17.        Continuing Security Interest; Assignments under Credit Agreement.  This Agreement shall create a continuing assignment of and security interest in the Collateral and shall (i) remain in full force and effect until the payment in full in cash of the Obligations and all other amounts payable under this Agreement (such date, the “Security Termination Date”), (ii) be binding upon Grantor, and Grantor’s successors and assigns and (iii) inure to the benefit of, and be enforceable by, Agent, The Lenders, and each of their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise subject, however to the provisions of Article VII of the Credit Agreement. On the Security Termination Date, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, Agent will, at the Grantors’ expense, execute and deliver to Grantor such documents as it shall reasonably request to evidence such termination.

SECTION 18.        Governing Law; Terms.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NORTH CAROLINA.

SECTION 19.        Waiver of Jury Trial.  To the maximum extent of applicable law, Grantor, the Agent and each Lender waives any right to trial by jury in any dispute, whether sounding in contract, tort, or otherwise, between the Agent, the Lenders and Grantor arising out of or related to the transactions contemplated by this Agreement or any other instrument, document or agreement executed or delivered in connection herewith. Any of the Grantor, the Agent or the Lenders may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

SECTION 20.        Consent to Jurisdiction; Counterclaims; Forum Non Conveniens.

(A)     Exclusive Jurisdiction.  Except as provided in Subsection (B) of this Section 20, the Agent, each Lender and the Grantor agree that all disputes between them arising out of or related to the relationship established between them in connection with this Agreement, whether arising in contract, tort, equity, or otherwise, shall be resolved only by state or federal courts located in North Carolina, but the parties acknowledge that any appeals from those courts may have to be heard by a court located outside of North Carolina.

(B)     Other Jurisdictions.  The Agent and each Lender shall have the right to proceed against any Grantor or its real or personal property in a court in any location to enable Agent or the Lenders to obtain personal jurisdiction over the Grantor, to realize on the Collateral or any other security for the Obligations or to enforce a judgment or other court order entered in favor of Agent or the Lenders. No Grantor shall assert any permissive counterclaims in any proceeding brought by Agent or the Lenders under this Section 20(B).

(C)     Venue; Forum Non Conveniens.  The Agent, the Grantor and each Lender waives any objection that it may have (including, without limitation, any objection to the laying of venue or based on forum non conveniens) to the location of the court in which any proceeding is commenced in accordance with this Section 20.

SECTION 21.        Service of Process.  Grantor waives personal service of any process upon it and, as security for the Obligations, irrevocably appoints Theodore M. Wright as its registered agent for the purpose of accepting service of process issued by any court in connection with any dispute between Grantor, the Agent and the Lenders arising out of or related to the relationship established between them in connection with this Agreement or any other document to which Grantor is a party.

SECTION 22.        Security Interest Absolute.  All rights of Agent (for the benefit of the Lenders), and security interests hereunder, and all obligations of the Grantor hereunder, shall be absolute and unconditional irrespective of:

(A)     Any lack of validity or enforceability of the Credit Agreement, Guaranty or any other agreement or instrument relating thereto;

(B)     Any change in the time, manner or place of payment of, or in any other term of, all or any part of the Liabilities, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or Guaranty;

(C)     Any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any part of the Liabilities; or

(D)     any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Grantor in respect of the Liabilities.

SECTION 23.        Amendment and Restatement.  This Agreement amends and restates with respect to Grantor that certain Amended and Restated Security Agreement dated as of June 15, 2001, by Grantor in favor of Agent.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed under seal and delivered by its officer thereunto duly authorized as of the date first above written.

each of the entities listed on the remainder of this page and on the following three pages
By:	/s/ THEODORE M. WRIGHT	(SEAL)

Name:	Theodore M. Wright
Title:	Vice President

SONIC - MONTGOMERY FLM, INC.,
COBB PONTIAC-CADILLAC, INC.,
ROYAL MOTOR COMPANY, INC.,
CAPITAL CHEVROLET AND IMPORTS, INC.,
SONIC AUTOMOTIVE - 21699 U.S. HWY 19 N.,
INC.,
HMC FINANCE ALABAMA, INC.
SONIC AUTOMOTIVE OF GEORGIA, INC.,
SONIC AUTOMOTIVE 5260 PEACHTREE INDUSTRIAL BLVD., LLC,
FRONTIER OLDSMOBILE-CADILLAC, INC.,
MARCUS DAVID CORPORATION,
SONIC AUTOMOTIVE - 9103 E.
INDEPENDENCE, NC, LLC,
SONIC LAKE NORMAN CHRYSLER JEEP, LLC,
TOWN AND COUNTRY FORD, INCORPORATED,
SONIC AUTOMOTIVE-3700 WEST BROAD
STREET, COLUMBUS, INC.,
SONIC AUTOMOTIVE-1455 AUTOMALL DRIVE,
COLUMBUS, INC.,
SONIC AUTOMOTIVE-1495 AUTOMALL DRIVE,
COLUMBUS, INC.,
SONIC AUTOMOTIVE-4000 WEST BROAD
STREET, COLUMBUS, INC.,
SONIC AUTOMOTIVE-1500 AUTOMALL
DRIVE, COLUMBUS, INC.,
SONIC AUTOMOTIVE-1400 AUTOMALL DRIVE,
COLUMBUS, INC.,
SONIC-FORT MILL DODGE, INC.,
SONIC AUTOMOTIVE 2752 LAURENS RD.,
GREENVILLE, INC.,
SONIC AUTOMOTIVE 2424 LAURENS RD.,
GREENVILLE, INC.,
SONIC-FORT MILL CHRYSLER JEEP, INC.,
SONIC AUTOMOTIVE OF CHATTANOOGA, LLC,
SONIC AUTOMOTIVE OF NASHVILLE, LLC,
SONIC AUTOMOTIVE - 6025

INTERNATIONAL DRIVE, LLC,
SONIC-CREST CADILLAC, LLC, ,
TOWN AND COUNTRY JAGUAR, LLC,
TOWN AND COUNTRY FORD OF CLEVELAND, LLC,
SONIC - 2185 CHAPMAN RD., CHATTANOOGA, LLC,
SONIC OF TEXAS, INC.,
SONIC - WILLIAMS IMPORTS, INC.,
SONIC - WILLIAMS BUICK, INC.,
SONIC - WILLIAMS CADILLAC, INC.,
SONIC - WILLIAMS MOTORS, LLC,
SONIC - NEWSOME CHEVROLET WORLD, INC.,
SONIC - NEWSOME OF FLORENCE, INC.,
SONIC - CLASSIC DODGE, INC.
SONIC - ROCKVILLE MOTORS, INC.,
SONIC - ROCKVILLE IMPORTS, INC.,
SONIC - MANHATTAN WALDORF, INC.,
SONIC - MANHATTAN FAIRFAX, INC.,
SONIC - NORTH CHARLESTON, INC.,
SONIC AUTOMOTIVE - 5585 PEACHTREE
INDUSTRIAL BLVD., LLC,
SONIC - NORTH CHARLESTON DODGE, INC.,
VILLAGE IMPORTED CARS, INC.,
FIRSTAMERICA AUTOMOTIVE, INC.,
FA SERVICE CORPORATION,
FAA AUTO FACTORY, INC.,
FAA BEVERLY HILLS, INC.,
FAA CAPITOL N, INC.,
FAA CONCORD H, INC.,
FAA CONCORD N, INC.,
FAA CONCORD T, INC.,
FAA DUBLIN N, INC.,
FAA MARIN D, INC.,
FAA POWAY D, INC.,
FAA POWAY G, INC.,
FAA SAN BRUNO, INC.,
FAA SERRAMONTE H, INC.,
FAA SERRAMONTE L, INC.,
FAA SERRAMONTE, INC.,
FAA STEVENS CREEK, INC.,
SONIC–COAST CADILLAC, INC. f/k/a FAA
WOODLAND HILLS VW, INC.,
FAA TORRANCE CPJ, INC.,
FAA DUBLIN VWD, INC.,
KRAMER MOTORS INCORPORATED,
FAA SANTA MONICA V, INC.,
FAA LAS VEGAS H, INC.,
L DEALERSHIP GROUP, INC.,
WINDWARD, INC.,
AUTOBAHN, INC.,

SONIC – STEVENS CREEK B, INC.,
FAA HOLDING CORP.,
FRANCISCAN MOTORS, INC.,
SANTA CLARA IMPORTED CARS, INC.,
STEVENS CREEK CADILLAC, INC.,
FAA MARIN F, INC.,
FAA POWAY H, INC.,
FAA POWAY T, INC.,
FAA MARIN LR, INC.,
SONIC-RIVERSIDE, INC.,
SONIC-GLOVER, INC., and
RIVERSIDE NISSAN, INC.,
SPEEDWAY CHEVROLET, INC.
FORT MILL FORD, INC.,
FREEDOM FORD, INC.,
SONIC AUTOMOTIVE - CLEARWATER, INC.,
SONIC AUTOMOTIVE COLLISION CENTER OF
CLEARWATER, INC.,
SONIC AUTOMOTIVE - 1919 N. DIXIE HWY., NSB, INC.,
SONIC AUTOMOTIVE - 1307 N. DIXIE HWY., NSB, INC.,
SONIC AUTOMOTIVE- 1720 MASON AVE., DB,
INC.,
SONIC AUTOMOTIVE - 3741 S. NOVA RD., PO, INC.,
SONIC AUTOMOTIVE - 241 RIDGEWOOD AVE., HH, INC.,
SONIC AUTOMOTIVE - 6008 N. DALE MABRY, FL, INC.,
SONIC AUTOMOTIVE OF NEVADA, INC.,
SONIC AUTOMOTIVE OF TENNESSEE, INC.,
SONIC AUTOMOTIVE - BONDESEN, INC.,
SONIC - LLOYD PONTIAC - CADILLAC, INC.,
SONIC - LLOYD NISSAN, INC.,
SONIC - SUPERIOR OLDSMOBILE, LLC,
SONIC - SHOTTENKIRK, INC.,
SONIC - INTEGRITY DODGE LV, LLC,
SONIC - VOLVO LV, LLC,
SONIC - FM AUTOMOTIVE, LLC,
SONIC - FM, INC.,
SONIC - FM VW, INC.,
SONIC - NORTH CADILLAC, INC.,
SONIC - FREELAND, INC., and
SONIC AUTOMOTIVE - 1720 MASON AVE., DB, LLC
SONIC AUTOMOTIVE SERVICING COMPANY, LLC
SONIC AUTOMOTIVE F & I, LLC
SONIC – RIVERSIDE AUTO FACTORY, INC.
TRANSCAR LEASING, INC.

SONIC AUTOMOTIVE – 2490 SOUTH LEE
HIGHWAY, L.L.C.
FAA CAPITOL F, INC.,
SONIC – LAS VEGAS C EAST, LLC,
SONIC – LAS VEGAS C WEST, LLC,
SONIC - CAPITOL CHEVROLET, INC.
SONIC - LAS VEGAS C EAST, LLC
SONIC DEVELOPMENT, LLC
SONIC – HARBOR CITY H, INC.
SONIC – BUENA PARK H, INC.
SONIC – WEST COVINA T, INC.
SONIC – BETHANY H, INC.
SONIC – WEST RENO CHEVROLET, INC.
AVALON FORD, INC.
SONIC-CARSON F, INC.
SONIC-CARSON LM, INC.
SONIC-DOWNEY CADILLAC, INC.
SONIC-MASSEY CHEVROLET, INC.
SONIC-LONE TREE CADILLAC, INC.
SONIC-ENGLEWOOD M, INC.
SONIC-MASSEY PONTIAC BUICK GMC, INC.
SONIC-SANFORD CADILLAC, INC.
SONIC-PLYMOUTH CADILLAC. INC.
SONIC-CAPITOL CADILLAC, INC.
ARNGAR, INC.
MASSEY CADILLAC, INC. (TX)
MASSEY CADILLAC, INC. (TN)
SMART NISSAN, INC.
SONIC-LS, LLC
SONIC-AUTOMOTIVE WEST, LLC
SONIC-RESOURCES, INC.
SONIC-LAKE NORMAN DODGE, LLC
SONIC-CREST H, LLC
SONIC SAM WHITE OLDSMOBILE, LP SONIC –
CALABASAS A, INC.
SONIC – OKLAHOMA T, INC.
SONIC – CAPITOL IMPORTS, INC.
FRANK PARRA AUTOPLEX, INC.
MOUNTAIN STATES MOTORS CO., INC.
Z MANAGEMENT, INC.
SONIC-SERRAMONTE I, INC.

By:	/s/ THEODORE M. WRIGHT	(seal)

Name: Theodore M. Wright
Title: Vice President of each of the above named entities

SONIC AUTOMOTIVE OF TEXAS, L.P.,
SONIC AUTOMOTIVE-4701 I-10 EAST,
TX, L.P.,
SONIC AUTOMOTIVE - 3401 N. MAIN, TX, L.P.,
SONIC AUTOMOTIVE - 5221 I-10 EAST, TX, L.P.,
SONIC - SAM WHITE NISSAN, L.P.,
SONIC - LUTE RILEY, L.P.,
SONIC - READING, L.P.,
SONIC - CAMP FORD, L.P.,
SONIC-FORT WORTH T, L.P.,
PHILPOTT MOTORS, LTD.
SONIC – RICHARDSON F, L.P.
SONIC – CARROLLTON V, L.P.
SONIC – HOUSTON V, L.P.
SONIC – LS CHEVROLET, L.P., f/k/a/ LAWRENCE MARSHALL CHEVROLET, L.P.
SONIC UNIVERSITY PARK A, L.P.
SONIC-MASSEY CADILLAC, L.P.
SONIC – FRANK PARRA AUTOPLEX, L.P.
SONIC – CADILLAC D, L.P.

By:	Sonic of Texas, Inc., a Texas corporation, as General Partner
	By:	/s/ THEODORE M. WRIGHT	(SEAL)

Name: Theodore M. Wright
Title: Vice President

SONIC PEACHTREE INDUSTRIAL BLVD., L.P.,
SONIC - GLOBAL IMPORTS, L.P. and
SONIC–STONE MOUNTAIN CHEVROLET, L.P.

By:	Sonic Automotive of Georgia, Inc., a Georgia corporation, as General Partner
	By:	/s/ THEODORE M. WRIGHT	(SEAL)

Name: Theodore M. Wright
Title: Vice President

Agreed and Accepted
this 5th day of February, 2003

FORD MOTOR CREDIT COMPANY,
a Delaware corporation, as Agent

By:	/s/ STEVE GRACZ	(SEAL)

Name:	Steve Gracz
Title:	National Account Manager

[SIGNATURE PAGE TO SECURITY AGREEMENT]

EXHIBIT A

LOCATION OF EQUIPMENT AND INVENTORY
OF THE GRANTOR

Name of Entity / Assumed Name	Dealership Location

Arngar, Inc.
Arnold Palmer Cadillac	10725 Pineville Road Pineville, NC 28134 8218 East Independence Boulevard Charlotte, NC 28227

Autobahn, Inc.
Autobahn Motors	700 Island Parkway Belmont, CA 94002

Avalon Ford, Inc.
Don Kott Chrysler Jeep	21126 South Avalon Boulevard Carson, CA 90745
Don Kott Mazda	21243 South Avalon Boulevard Carson, CA 90745
Don Kott Kia	21243 South Avalon Boulevard Carson, CA 90745
Don Kott Hino	21107 Chico Street Carson, CA 90749
Don Kott Isuzu Truck	21107 Chico Street Carson, CA 90749

Capitol Chevrolet and Imports, Inc.(f/k/a Sonic Automotive-711 Eastern Blvd., Montgomery, Inc.)
Capitol Kia	845 Eastern Boulevard Montgomery, AL 36117
Capitol Chevrolet	711 Eastern Boulevard Montgomery, AL 36117

Cobb Pontiac Cadillac, Inc.
Classic Cadillac Pontiac	2820 Eastern Bypass Montgomery, AL 36116

FAA Beverly Hills, Inc.
Beverly Hills BMW	8825 Wilshire Boulevard Beverly Hills, CA 90211

FAA Capitol F, Inc.
Friendly Ford	919 West Capitol Expressway San Jose, CA 95136

FAA Capitol N, Inc.
Capitol Nissan	1120 Capitol Expressway San Jose, CA 95136

FAA Concord H, Inc.
Concord Honda	1300 Concord Avenue Concord, CA 94520

FAA Concord N, Inc.

Name of Entity / Assumed Name	Dealership Location

Concord Nissan	1290 Concord Avenue Concord, CA 94520

FAA Concord T, Inc.
Concord Toyota	1090 Concord Avenue Concord, CA 94520

FAA Dublin N, Inc.
Dublin Nissan	5510 Scarlett Drive Dublin, CA 94568

FAA Dublin VWD, Inc.
Dublin Volkswagen	6015 Scarlett Court Dublin, CA 94568
Dublin Dodge	6015 Scarlett Court Dublin, CA 94568
Hyundai of Dublin	6015 Scarlett Court Dublin, CA 94568

FAA Las Vegas H, Inc.
Honda West	7615 West Sahara Avenue Las Vegas, NV 89117

FAA Poway G, Inc.
Poway Chevrolet	13742 Poway Road Poway, CA 92064

FAA Poway H, Inc.
Poway Honda	13747 Poway Road Poway, CA 92064

FAA Poway T, Inc.
Poway Toyota	13760 Poway Road Poway, CA 92064

FAA San Bruno, Inc.
Melody Toyota	750 El Camino Real San Bruno, CA 94066

FAA Santa Monica V, Inc.
Volvo of Santa Monica	1719 Santa Monica Boulevard Santa Monica, CA 90404

FAA Serramonte H, Inc.
Honda of Serramonte	485 Serramonte Boulevard Colma, CA 94014

FAA Serramonte L, Inc.
Lexus of Serramonte	700 Serramonte Boulevard Colma, CA 94014
Lexus of Marin	513 Francisco Boulevard East San Rafael, CA 94901

FAA Serramonte, Inc.
Serramonte Auto Plaza	1500 Collins Avenue Colma, CA 94014
Dodge of Serramonte	1500 Collins Avenue Colma, CA 94014
Serramonte Isuzu	1500 Collins Avenue Colma, CA 94014

Name of Entity / Assumed Name	Dealership Location

Serramonte Mitsubishi	1500 Collins Avenue Colma, CA 94014
Serramonte Nissan	1500 Collins Avenue Colma, CA 94014

FAA Stevens Creek, Inc.
Stevens Creek Nissan	4855 Stevens Creek Boulevard Santa Clara, CA 95051

FAA Torrance CPJ, Inc.
South Bay Chrysler Jeep	20900 Hawthorne Boulevard Torrance, CA 90503

Fort Mill Ford, Inc (f/k/a FMF Management, Inc. f/k/a Fort Mill Ford, Inc.)	801 Gold Mill Road Fort Mill, SC 29708

Franciscan Motors, Inc.
Acura of Serramonte	475 Serramonte Boulevard Colma, CA 94014

Freedom Ford, Inc. (f/k/a Ken Marks Ford, Inc.)	24825 US Highway 19N Clearwater, FL 33763

Frontier Oldsmobile-Cadillac, Inc.
Freedom Chevrolet-Oldsmobile-Cadillac	3112 Highway 74 West Monroe, NC 28110

Kramer Motors Incorporated
Honda of Santa Monica	1726 Santa Monica Boulevard Santa Monica, CA 90404

Marcus David Corporation
Town and Country Toyota	9101 South Boulevard Charlotte, NC 28273
Town and Country Toyota Certified Used Cars	9101 South Boulevard Charlotte, NC 28273

Massey Cadillac, Inc.
Massey Cadillac	24600 Grand River Detroit, MI 48219

Mountain States Motors Co., Inc.
Mountain States Motors	1260 S. Colorado Blvd Denver, CO 80246

Philpott Motors, Ltd.
Philpott Ford	1400 U.S. Highway 69 Nederland, TX 77627
Philpott Toyota	1400 U.S. Highway 69 Nederland, TX 77627
Philpott Motors Hyundai	1400 US Highway 69 Nederland, TX 77627

Riverside Nissan, Inc.	8190 East Skelly Drive Tulsa, OK 74129

Royal Motor Company, Inc.
City Chrysler Jeep	833 Eastern Bypass Montgomery, AL 36116

Santa Clara Imported Cars, Inc.

Name of Entity / Assumed Name	Dealership Location

Honda of Stevens Creek	4590 Stevens Creek Boulevard San Jose, CA 95129

Sonic Automotive – Bondesen, Inc.
Fred Bondesen Chevrolet, Oldsmobile, Cadillac	2800 South Highway 17-92 DeLand, FL 32720

Sonic Automotive of Chattanooga, LLC
BMW of Chattanooga	5949 Brainerd Road Chattanooga, TN 37421

Sonic Automotive-Clearwater, Inc.
Clearwater Toyota	21799 US Highway 19N Clearwater, FL 33765

Sonic Automotive of Nashville, LLC
MINI of Nashville	4040 Armory Oaks Drive Nashville, TN 37204
BMW of Nashville	4040 Armory Oaks Drive Nashville, TN 37204

Sonic Automotive of Texas, L.P.
Lone Star Ford	8477 North Freeway Houston, TX 77037

Sonic Automotive - 1307 N. Dixie Hwy., NSB, Inc.
Halifax Ford-Mercury	1307 North Dixie Freeway New Smyrna Beach, FL 32168

Sonic Automotive-1400 Automall Drive, Columbus, Inc.
Hatfield Hyundai	1400 Auto Mall Drive Columbus, OH 43228
Hatfield Isuzu	1400 Auto Mall Drive Columbus, OH 43228
Hatfield Subaru	1400 Auto Mall Drive Columbus, OH 43228

Sonic Automotive-1455 Automall Drive, Columbus, Inc.
Hatfield Kia	1455 Auto Mall Drive Columbus, OH 43228
Hatfield Volkswagen	1495 Auto Mall Drive Columbus, OH 43228

Sonic Automotive-1500 Automall Drive, Columbus, Inc.
Toyota West	1500 Automall Drive Columbus, OH 43228

Sonic Automotive - 1720 Mason Ave., DB, LLC
Mercedes-Benz of Daytona Beach	1720 Mason Avenue Daytona Beach, FL 32117
Sonic Automotive – 21699 U.S. Hwy 19 N., Inc.
Clearwater Mitsubishi	21699 US Highway 19N Clearwater, FL 33765
Sonic Automotive 2752 Laurens Rd., Greenville, Inc.
Century MINI	2750 Laurens Road Greenville, SC 29607
Century BMW	2750 Laurens Road Greenville, SC 29607

Name of Entity / Assumed Name	Dealership Location

Sonic Automotive - 3401 N. Main, TX, L.P.
Ron Craft Chevrolet Cadillac	4114 Highway 10 East Baytown, TX 77521

Sonic Automotive-3700 West Broad Street, Columbus, Inc.
Trader Bud’s Westside Chrysler Jeep	3700 West Broad Street Columbus, OH 43228

Sonic Automotive-4000 West Broad Street, Columbus, Inc.
Trader Bud’s Westside Dodge	4000 West Broad Street Columbus, OH 43228

Sonic Automotive - 4701 I-10 East, TX, L.P.
Baytown Ford	4110 Highway 10 East Baytown, TX 77521

Sonic Automotive 5260 Peachtree Industrial Blvd., LLC
Dyer and Dyer Volvo (Chamblee location)	5260 Peachtree Industrial Boulevard Chamblee, GA 30341
Volvo at Gwinnett Place	3373 Satellite Boulevard Duluth, GA 30096

Sonic Automotive - 6008 N. Dale Mabry, FL, Inc.
Volvo of Tampa	6008 North Dale Mabry Avenue Tampa, FL 33614

Sonic Automotive - 6025 International Drive, LLC
Volkswagen of Chattanooga	6015 International Drive Chattanooga, TN 37421

Sonic Automotive - 9103 E. Independence, NC, LLC
Infiniti of Charlotte	9103 East Independence Boulevard Matthews, NC 28105

Sonic - 2185 Chapman Rd., Chattanooga, LLC
Economy Honda Superstore	2135 Chapman Road Chattanooga, TN 37421

Sonic – Bethany H, Inc.
Steve Bailey Honda	7722 Northwest 39th Expressway Bethany, OK 73008

Sonic – Buena Park H, Inc.
Buena Park Honda	6411 Beach Boulevard Buena Park, CA 90621

Sonic – Cadillac D, L.P.
Massey Cadillac	11675 LBJ Freeway Garland, TX 75041

Sonic – Calabasas A, Inc.
Acura 101 West	24650 Calabasas Road Calabasas, CA 91302

Sonic – Camp Ford, L.P.
LaPorte Ford	621 New Highway 146 South LaPorte, TX 77571

Sonic – Capital Chevrolet, Inc. (f/k/a Sonic-Columbus Chevrolet, Inc.) (f/k/a Bill Swad Chevrolet, Inc. )

Name of Entity / Assumed Name	Dealership Location

Capital Chevrolet	100 South Hamilton Road Columbus, OH 43213

Sonic – Capitol Cadillac, Inc.
Capitol Cadillac	5901 South Pennsylvania Avenue Lansing, MI 48911
Capitol Hummer	5901 South Pennsylvania Avenue Lansing, MI 48911

Sonic – Capitol Imports, Inc.
Capitol Imports	6826 Two Notch Road Columbia, SC 29223
Capitol Hyundai	6826 Two Notch Road Columbia, SC 29223
Capitol Subaru	6826 Two Notch Road Columbia, SC 29223
Capitol Audi	6826 Two Notch Road Columbia, SC 29223

Sonic – Carrollton V, L.P.
Volvo of Dallas	2900 I-35E North Carrollton, TX 75007

Sonic – Carson F, Inc.
Don Kott Ford	21212 South Avalon Boulevard Carson, CA 90745

Sonic – Carson LM, Inc.
Don Kott Lincoln Mercury	21140 South Avalon Boulevard Carson, CA 90745

Sonic – Coast Cadillac, Inc. (f/k/a FAA Woodland Hills VW, Inc.)
Coast Cadillac	3399 East Willow Street Long Beach, CA 90806-2310

Sonic – Crest Cadillac, LLC (f/k/a Town and Country Chrysler-Plymouth-Jeep, LLC)
Crest Cadillac	2121 Metrocenter Boulevard Nashville, TN 37228
Crest Hummer	2121 Metrocenter Boulevard Nashville, TN 37228

Sonic – Crest H, LLC (f/k/a Town and Country Dodge of Chattanooga, LLC)
Crest Honda	2215 Metrocenter Boulevard Nashville, TN 37228

Sonic – Downey Cadillac, Inc.
Massey Cadillac	10700 Studebaker Road Downey, CA 90241

Sonic - FM Automotive, LLC (f/k/a Sonic Automotive - 6008 N. Dale Mabry, FL, LLC)
Mercedes-Benz of Fort Myers	13880 South Tamiami Trail Fort Myers, FL 33912

Name of Entity / Assumed Name	Dealership Location

Sonic - FM, Inc. (f/k/a Sonic - FM BMW, Inc.)
BMW of Fort Myers	7070 Lakes Terrace Fort Myers, FL 33903-8814

Sonic - FM VW, Inc.
Volkswagen of Fort Myers	14060 South Tamiami Trail Fort Myers, FL 33912

Sonic – Fort Mill Chrysler Jeep, Inc. (f/k/a Town and Country Chrysler-Plymouth-Jeep of Rock Hill, Inc.)
Fort Mill Chrysler Jeep	805 Gold Hill Road Fort Mill, SC 29708

Sonic – Fort Mill Dodge, Inc. (f/k/a Fort Mill Chrysler-Plymouth-Dodge Inc.)
Fort Mill Dodge	800 Gold Hill Road Fort Mill, SC 29708

Sonic – Fort Worth T, L.P.
Toyota of Fort Worth	9001 Camp Bowie West Fort Worth, TX 76116

Sonic – Frank Parra Autoplex, L.P.
Frank Parra Chevrolet	1000 E. Airport Freeway Irving, TX 75062
Frank Parra Mitsubishi	698 E. Airport Freeway Irving, TX 75062
Frank Parra Chrysler Jeep	700 E. Airport Freeway Irving, TX 75062

Sonic - Freeland, Inc.
Honda of Fort Myers	14020 South Tamiami Trail Fort Myers, FL 33912

Sonic - Global Imports, L.P.
Global Imports MINI	500 Interstate North Parkway Atlanta, GA 30339
Global Imports BMW	500 Interstate North Parkway Atlanta, GA 30339

Sonic-Glover, Inc.
Expressway Dodge	2920 North Aspen Avenue Broken Arrow, OK 74012

Sonic – Harbor City H, Inc.
Harbor City Honda	1450 West Pacific Coast Highway Wilmington, CA 90744

Sonic – Houston V, L.P.
Volvo of Houston	11950 Old Katy Road Houston, TX 77079

Sonic – LS Chevrolet, L.P. (f/k/a Lawrence Marshall Chevrolet, L.P.)
Lone Star Chevrolet	18900 Northwest Freeway Houston, TX 77065

Name of Entity / Assumed Name	Dealership Location

Sonic – Lake Norman Chrysler Jeep, LLC (f/k/a Sonic Chrysler-Plymouth-Jeep, LLC) (f/k/a Sonic Chrysler-Plymouth-Jeep-Eagle, LLC)
Lake Norman Chrysler Jeep	20435 Chartwell Center Drive Cornelius, NC 28031

Sonic – Lake Norman Dodge, LLC (f/k/a Sonic Dodge, LLC)
Lake Norman Dodge	20070 Torrence Chapel Road Cornelius, NC 28031

Sonic - Las Vegas C East, LLC
Cadillac of Las Vegas	2711 East Sahara Avenue Las Vegas, NV 89104

Sonic - Las Vegas C West, LLC
Cadillac of Las Vegas – West	5185 West Sahara Avenue Las Vegas, NV 89146

Sonic - Lloyd Nissan, Inc.
Lloyd Nissan	120 East 23rd Street Panama City, FL 32405

Sonic - Lloyd Pontiac - Cadillac, Inc.
Lloyd Pontiac-Cadillac-GMC	100 East 23rd Street Panama City, FL 32405

Sonic – Lone Tree Cadillac, Inc.
Don Massey Cadillac	8201 Parkway Drive Lone Tree, CO 80124
Don Massey Oldsmobile	8301 Parkway Drive Lone Tree, CO 80124

Sonic - Lute Riley, L. P. (f/k/a Sonic - Lute Riley Honda, L.P.)
Lute Riley Honda	1331 North Central Expressway Richardson, TX 75080

Sonic - Manhattan Fairfax, Inc.
BMW of Fairfax	8427 Lee Highway Fairfax, VA 22031

Sonic – Massey Pontiac Buick GMC, Inc.
Don Massey Pontiac-Buick-GMC	8120 West Tufts Avenue Denver, CO 80123

Sonic – Massey Chevrolet, Inc.
Massey Chevrolet	11146 Florence Avenue Downey, CA 90241

Sonic - Montgomery FLM, Inc.
Friendly Ford Lincoln Mercury	4000 Eastern Boulevard Montgomery, AL 36116

Sonic - Newsome Chevrolet World, Inc.
Newsome Chevrolet World	4013 West Beltline Boulevard Columbia, SC 29204

Sonic - Newsome of Florence, Inc.
Newsome Chevrolet	2199 David McLeod Boulevard Florence, SC 29501

Name of Entity / Assumed Name	Dealership Location

Newsome Automotive (Mercedes)	2199 David McLeod Boulevard Florence, SC 29501
Imports of Florence (BMW)	2199 David McLeod Boulevard Florence, SC 29501
Isuzu of Florence (Isuzu)	2199 David McLeod Boulevard Florence, SC 29501

Sonic – North Cadillac, Inc. (f/k/a Sonic – FM Nissan, Inc.)
Massey Cadillac	4241 North John Young Parkway Orlando, FL 32804
Massey Saab of Orlando	4241 North John Young Parkway Orlando, FL 32804

Sonic - North Charleston, Inc.
Altman Lincoln- Mercury	8485 Rivers Avenue N. Charleston, SC 29406
Altman Hyundai	8475 Rivers Avenue N. Charleston, SC 29406

Sonic - North Charleston Dodge, Inc.
Altman Dodge	2049 Remount Road Charleston, SC 29406

Sonic – Oklahoma T, Inc.
Riverside Toyota	10338 East 11th Street Tulsa, OK 74128

Sonic – Plymouth Cadillac, Inc.
Don Massey Cadillac	40475 Ann Arbor Road Plymouth, MI 48170

Sonic - Reading, L.P.
Toyota of Baytown	4701 I-10 East Baytown, TX 77521

Sonic – Richardson F, L.P.
North Central Ford	1819 North Central Expressway Richardson, TX 75080

Sonic-Riverside, Inc.
Riverside Chevrolet	707 West 51st Street Tulsa, OK 74107

Sonic - Rockville Imports, Inc.
Rockville Porsche-Audi	15515 Frederick Road Rockville, MD 20855

Sonic - Rockville Motors, Inc.
Lexus of Rockville	15501 Frederick Road Rockville, MD 20855

Sonic – Sanford Cadillac, Inc.
Massey Cadillac-Oldsmobile of Sanford	3700 South Highway 17-92 Sanford, FL 32773

Sonic – Serramonte I, Inc.
Infiniti of Serramonte	800 Serramonte Boulevard Colma, CA 94014

Sonic - Shottenkirk, Inc.

Name of Entity / Assumed Name	Dealership Location

Pensacola Honda	5600 Pensacola Boulevard Pensacola, FL 32505

Sonic - Stevens Creek B, Inc. (f/k/a Don Lucas International, Inc.)
Stevens Creek BMW	4343 Stevens Creek Boulevard Santa Clara, CA 95051

Sonic – Stone Mountain Chevrolet, L.P.
Stone Mountain Chevrolet	6130 Memorial Drive Stone Mountain, GA 30083

Sonic – University Park A, L.P. (f/k/a Sonic – Park Place A, L.P.) (f/k/a Sonic – Dallas Auto Factory, L.P.)
University Park Audi	5011 Lemmon Avenue Dallas, TX 75209

Sonic-Volvo LV, LLC
Volvo of Las Vegas	5050 East Russell Road Las Vegas, NV 89122

Sonic – West Covina T, Inc.
West Covina Toyota	1800 East Garvey Avenue West Covina, CA 91791

Sonic – West Reno Chevrolet, Inc.
City Chevrolet	5000 West Reno Oklahoma City, OK 73127

Sonic - Williams Imports, Inc.
Tom Williams Imports
(Audi)	2200 3rd Avenue South Birmingham, AL 35233
(BMW)	2200 3rd Avenue South Birmingham, AL 35233
(Porsche)	2200 3rd Avenue South Birmingham, AL 35233
(Land Rover)	2200 3rd Avenue South Birmingham, AL 35233

Sonic - Williams Motors, LLC
Tom Williams Lexus	300 South 22nd Street Birmingham, AL 35233

Speedway Chevrolet, Inc.	2301 North Aspen Avenue Broken Arrow, OK 74012

Stevens Creek Cadillac, Inc.
St. Claire Cadillac	3737 Stevens Creek Boulevard Santa Clara, CA 95051

Town and Country Ford, Incorporated	5401 East Independence Blvd. Charlotte, NC 28212

Town and Country Ford of Cleveland, LLC	2496 South Lee Highway Cleveland, TN 37311

Village Imported Cars, Inc.
Village Volvo	728 Bel Air Road Bel Air, MD 21014

Name of Entity / Assumed Name	Dealership Location

Windward, Inc.
Honda of Hayward	24895 Mission Boulevard Hayward, CA 94544

Name of Entity / Assumed Name	Physical Location

FAA Auto Factory, Inc.	3737 First Street Livermore, CA 94551

Massey Cadillac, Inc (Texas)
Massey Cadillac	11675 LBJ Freeway Garland, TX 75041

Sonic Automotive F&I, LLC	7000 Las Vegas Blvd. N., Suite 200 Las Vegas, NV 89115

Sonic Automotive of Georgia, Inc.	4625 Alexander Drive, Suite 140 Alpharetta, GA 30022

Sonic Automotive of Nevada, Inc.	7000 Las Vegas Blvd. N., Suite 200 Las Vegas, NV 89115

Sonic Resources, Inc.	7000 Las Vegas Blvd. N., Suite 200 Las Vegas, NV 89115

Sonic Automotive West, LLC	7000 Las Vegas Blvd. N., Suite 200 Las Vegas, NV 89115

Sonic Automotive - 241 Ridgewood Ave., HH, Inc.
Sunrise Auto World	574 Ridgewood Avenue Holly Hill, FL 32117
Sunrise Fleet Sales	574 Ridgewood Avenue Holly Hill, FL 32117

Sonic – Englewood M, Inc.

Don Massey Used Car Center	9400 E. Arapahoe Road Englewood, CO 80112

Sonic Automotive - 3741 S. Nova Rd., PO, Inc.
HMC Finance (FL)	HMC Finance 3741 S. Nova Road Port Orange, FL 32129
HMC Finance (NC)	Main Office 6415 Idlewild Road Charlotte, NC 28212
HMC Finance (TX)*	11990 N. Central Expressway Dallas, TX 75243

4110 Highway 10 East Baytown, TX 77521 (moving within 30 days) (in the Baytown Ford dealership)
HMC Finance (AL)*	400 Eastern Blvd., Suite 105 Montgomery, AL 36116
HMC Finance (OK)*	8155 E. 21st Street, Suite F Tulsa, OK 74129
HMC Finance (SC)	805 Gold Hill Road Fort Mill, SC 29708 (in the Fort Mill Ford Dealership)
HMC Finance (OH)*	100 S. Hamilton Road Columbus, OH 43213 (in the Capitol Chevrolet dealership)

Sonic – Englewood M, Inc.

Name of Entity / Assumed Name	Physical Location

Don Massey Mitsubishi	9400 E. Arapahoe Road Englewood, CO 80112
Don Massey Used Car Center	8301 Parkway Drive Lonetree, CO 80124

Sonic – Massey Cadillac, L.P.
Lone Star Cadillac	11675 LBJ Freeway Garland, TX 75041

Sonic - Williams Cadillac, Inc.
Tom Williams Cadillac	325 South 20th Street Birmingham, AL 35233